UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☒     Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

MEDAVAIL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a 6(i)(1) and 0 11.

MEDAVAIL HOLDINGS, INC.
4720 EAST COTTON GIN LOOP, SUITE 220,
PHOENIX, ARIZONA
85040
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Eastern Time on Wednesday, June 14, 2023
Dear Stockholders of MedAvail Holdings, Inc.:
We cordially invite you to attend the virtual 2023 annual meeting of stockholders (the “Annual Meeting”) of MedAvail Holdings, Inc., a Delaware corporation, which will be held on Wednesday, June 14, 2023 at 11:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/MDVL2023. You will be able to attend the meeting online and submit questions during the meeting by visiting the website listed above. You will also be able to vote your shares electronically at the annual meeting. This meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect three Class III directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
3.To approve an amendment of our amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of not less than 1-for-30 and no greater than 1-for-80, with such ratio to be determined in the discretion of the Board of Directors or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company;
4.To approve the issuance of 20% or more of the outstanding shares of the Company’s common stock at a price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of certain Pre-Funded Warrants and Series A Warrants issued in a private placement of our securities (the “Share Issuance Proposal”);
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 27, 2023 as the record date for the Annual Meeting. Only stockholders of record on April 27, 2023 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about May 1, 2023, we first distributed and made available on the Internet to our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of MedAvail Holdings, Inc.

By Order of the Board of Directors,
/s/ Mark Doerr
Chief Executive Officer Phoenix, Arizona May 1, 2023

Important Notice Regarding Proxy Materials for the Stockholder Meeting
to be Held on June 14, 2023

The Notice of Annual Meeting, Proxy Statement and Form of Proxy are first being distributed and made available on the Internet on or about May 1, 2023 to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and our 2022 Annual Report are also available on the Company’s website.
Virtual Meeting Admission
Stockholders of record as of April 27, 2023 will be able to participate in the virtual Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/MDVL2023. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card.
The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time on Wednesday, June 14, 2023. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow approximately 15 minutes for the online check-in procedures.
Voting
Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares of common stock that you own, please cast your vote, at your earliest convenience, as instructed on your proxy card and/or voting instruction form. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the internet, telephone, mail or virtually at the Annual Meeting. Voting over the internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the Annual Meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the Annual Meeting should you decide to virtually attend. You may vote using the following methods:

Computer:
Prior to the Annual Meeting, visit the website listed on your proxy card/voting instruction form to vote via the internet. During the Annual Meeting, visit our Annual Meeting website at www.virtualshareholdermeeting.com/MDVL2023.

Mail:	Sign, date and return your proxy card/voting instruction form to vote by mail.
Phone:	Call the telephone number on your proxy card/voting instruction form to vote by telephone.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7
Nominees for Director	8
Continuing Directors	8
Director Independence	8
Board Leadership Structure	8
Board Meetings and Committees	9
Compensation Committee Interlocks and Insider Participation	9
Considerations in Evaluating Director Nominees	10
Stockholder Recommendations for Nominations to the Board of Directors	11
Communications with the Board of Directors	11
Corporate Governance Guidelines and Code of Business Conduct	11
Risk Management	11
Director Compensation	12
PROPOSAL NO. 1 ELECTION OF DIRECTORS	14
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
PROPOSAL NO. 3 APPROVAL OF AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK	16
PROPOSAL NO. 4 APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT FOR PURPOSES OF NASDAQ LISTING RULE 5635(d)	19
REPORT OF THE AUDIT COMMITTEE	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
Processes and Procedures for Compensation Decisions	23
Fiscal 2021 Summary Compensation Table	23
Executive Employment Agreements	26
Pension Benefits and Nonqualified Deferred Compensation	27
Potential Payments upon Termination or Change of Control	27
Outstanding Equity Awards at Fiscal Year-End	27
Executive Incentive Compensation Plan	28
Compensation Committee Report	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
RELATED PERSON TRANSACTIONS	31
Policies and Procedures for Related Party Transactions	32
OTHER MATTERS	33
Section 16(a) Beneficial Ownership Reporting Compliance	33
Fiscal Year 2021 Annual Report and SEC Filings APPENDIX A – CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	34

MEDAVAIL HOLDINGS, INC.
PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Eastern Time on Wednesday, June 14, 2023
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the virtual 2023 annual meeting of stockholders of MedAvail Holdings, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/MDVL2023 on Wednesday June 14, 2023 at 11:00 a.m. Eastern Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report was first distributed and made available on the Internet to stockholders on or about May 1, 2023 to all stockholders entitled to vote at the Annual Meeting.

Virtual Stockholder Meeting
Our 2023 Annual Meeting will be conducted exclusively online via live webcast. Stockholders of record at the close of business on April 27, 2023 will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting. All directors and key executive officers are expected to be available to answer questions. For further information on the virtual meeting, please see the Q&A section below. Please note that there will not be a physical meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What is a proxy statement and what is a proxy?
A proxy statement is a document that the rules and regulations of the United States, including the Securities and Exchange Commission (“SEC”), require us to give to you when it asks you to give a proxy designating individuals to vote on your behalf. A proxy is your legal designation to another person to vote shares that you own. That other person is called a proxy. If you delegate someone as your proxy in a written document, that document is also called a proxy or proxy card.
Why am I receiving these proxy materials?
You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the April 27, 2023 record date. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found on the Notice, along with instructions regarding procedures designed to ensure the authenticity and correctness of your proxy vote.
In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on our performance and respond to questions from stockholders.
What matters am I voting on?
You will be voting on:
•the election of three Class III directors to serve until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
•a proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•an amendment of our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.001 (“Common Stock”), at a ratio in the range of 1-for-30 to 1-for-80, with such ratio to be determined in the discretion of the board of directors or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company;
•to approve the issuance of 20% or more of the outstanding shares of the Company’s common stock at a price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of Pre-Funded Warrants and Series A Warrants issued in a private placement of our securities; and

•any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR ALL” for the election of Rob Faulkner, Glen Stettin, M.D. and Michael Kramer as Class III directors;
•“FOR” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;
•“FOR” the approval of the amendment of our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock, at a ratio in the range of 1-for-30 to 1-for-80, with such ratio to be determined in the discretion of the board of directors or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company (the “Reverse Stock Split Proposal”); and
•“FOR” the approval, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance of 20% or more of the outstanding shares of the Company’s common stock at a price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of Pre-Funded Warrants and Series A Warrants issued in a private placement of our securities.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 27, 2023, the record date for the Annual Meeting, may vote at the Annual Meeting. As of April 27, 2023, there were 80,485,223 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote while virtually attending the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock during the virtual Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for all,” “withhold all,” or “for all except” on each of the nominees for election as a director.
•Proposal No. 2: The ratification of the appointment of Baker Tilly US, LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the virtual Annual Meeting and entitled to vote thereon approve. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•Proposal No. 3: An amendment of our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio in the range of 1-for–30 to 1-for-80, with such ratio to be determined in the discretion of the board of directors or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company, will be approved if the majority of the shares of our common stock outstanding on the record date approve. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal.
•Proposal No. 4: The issuance and sale of 20% or more of Common Stock at an average price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of Pre-Funded Warrants and Series A Warrants issued in a private placement of our securities pursuant to that certain Purchase Agreement (as defined in Proposal No. 4 below) will be approved if the majority of the shares of our common stock present in person or by proxy at the virtual Annual Meeting and entitled to vote thereon approve. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is the quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the virtual Annual Meeting will constitute a quorum at the virtual Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the virtual Annual Meeting (e.g., Proposal No. 2). An abstention will also count as a vote against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company (e.g., Proposal No. 3) because an abstention is not an affirmative vote.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual meeting (e.g., Proposals No. 2 and 4). Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on those proposals. A broker non-vote will count as a vote against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company (e.g., Proposal No. 3) because a broker non-vote is not an affirmative vote.
What equity stake will the Company's existing common stockholders and the holders of the Series C Common Stock Purchase Warrants (solely in respect of the shares issuable upon exercise of such warrants) if Proposal No. 4 is approved?
If Proposal No. 4 (the Share Issuance Proposal) is approved at the Annual Meeting, then based on 80,485,223 shares of Common Stock outstanding as of April 7, 2023 and assuming the exercise in full of all the Pre-Funded Warrants and the Series A Warrants for an aggregate of 99,626,396 shares of Common Stock, the Company anticipates that:
•the existing holders of the Company’s Common Stock (other than the existing holders of the Company's Common Stock who are also holders of Pre-Funded Warrants and will, subject to approval of the Share Issuance Proposal, be holders of Series A Warrants) will, in the aggregate, hold approximately 18,380,322 shares, or 10.2%, of our Common Stock; and
•the holders of the Pre-Funded Warrants and Series A Warrants (including the outstanding shares of Common Stock held by such holders) will, in the aggregate, hold approximately 161,731,297 shares, or 89.8%, of our Common Stock, assuming the exercise in full of all the Pre-Funded Warrants and Series A Warrants.
The number of shares of our Common Stock listed above have not been adjusted to give effect to the Reverse Stock Split and assumes that we have sufficient authorized shares under our Certificate of Incorporation. See "Possible Effects of the Proposal" under Proposal No. 3 below for additional discussion of the effect on our existing common stockholders of the approval of the Share Issuance Proposal.
What is the Reverse Stock Split and why is it necessary?
If Proposal No. 3 (the Reverse Stock Split Proposal) is approved, the outstanding shares of Common Stock will be combined into a lesser number of shares to be determined by the Board of Directors or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company. The Board of Directors believes that a reverse stock split may be desirable for a number of reasons. The Company’s Common Stock is currently listed on the Nasdaq Capital Market, and we intend to utilize our best efforts to maintain that listing. According to the applicable Nasdaq Capital Market continued listing rules, in order for the Company’s Common Stock to continue to be listed on the Nasdaq Capital Market, the Company must satisfy certain requirements established by the Nasdaq Capital Market. The Board of Directors expects that a reverse stock split of Common Stock will increase the market price of Common Stock so that the Company will be able to satisfy the continued listing requirements for the foreseeable future, although the Company cannot assure that it will be able to do so. The Board of Directors intends to effect a reverse stock split, or the Reverse Stock Split, of the shares of Common Stock at a ratio of between 1-for-30 and 1-for-80, inclusive, to be determined by the Board or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company. See "Reasons for the Reverse Stock Split" under Proposal No. 4 below for additional information.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 13, 2023 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 13, 2023 (have your Notice or proxy card in hand when you call);
•by completing and mailing your proxy card (if you received printed proxy materials); or
•by attending the virtual Annual Meeting via the Internet and voting during the meeting (have your proxy card in hand and follow the directions).
Even if you plan to attend the Annual Meeting virtually, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend virtually.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares during the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the virtual Annual Meeting by:
•entering a new vote by Internet or by telephone;

•signing a later-dated proxy card and submitting it so that is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;
•sending a written notice of revocation to the Secretary of MedAvail Holdings, Inc., in writing, at 4720 East Cotton Gin Loop, Suite 220, Phoenix, Arizona, 85040, that must be received prior to the Annual Meeting, stating that you revoke your proxy; or
•virtually attending the meeting and voting your shares by electronic ballot at the virtual Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
Where is the Annual Meeting?
The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/MDVL2023.
Why are you holding a virtual meeting instead of a physical meeting?
We believe that hosting a virtual Annual Meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.
How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.
If you are a stockholder of record as of the close of business on April 27, 2023, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/MDVL2023. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you are a stockholder holding your shares in “street name” as of the close of business on April 27, 2023, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank, trustee or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid “legal proxy” from your broker, bank, trustee or other nominee.
The online meeting will begin promptly at 11:00 a.m. Eastern Time on June 14, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow approximately 15 minutes for the online check-in procedures.
If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/MDVL2023, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions). Please note that questions that are pertinent to meeting matters will be answered during the meeting, subject to time constraints, and questions that are not pertinent to meeting matters or that are otherwise inappropriate will not be answered.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast please call the technical support number that will be posted on the Annual Meeting website log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Mark Doerr, our Chief Executive Officer, and Ramona Seabaugh, our Chief Financial Officer, have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials was first distributed and made available on the Internet to stockholders on or about May 1, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our “routine” matters, which we expect are: (i) the proposal to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm, and (ii) an amendment and restatement of our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio in the range of 1-for–30 to 1-for-80, with such ratio to be determined in the discretion of the board of directors or a duly authorized committee thereof at any whole number within the range and publicly announced by the Company. Your broker will not have discretion to vote on (i) the election of directors or (ii) the issuance and sale of 20% or more of Common Stock at an average price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of Pre-Funded Warrants and Series A Warrants issued in a private placement of our securities, which is each a “non-routine” matter, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the virtual Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
MedAvail Holdings, Inc.
Attention: Investor Relations
4720 East Cotton Gin Loop, Suite 220
Phoenix, Arizona, 85040
Tel: (905) 812-0023
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not earlier than February 19, 2024 and not later than March 20, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
MedAvail Holdings, Inc.
4720 East Cotton Gin Loop, Suite 220
Phoenix, Arizona, 85040
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 19, 2024; and
•not later than the close of business on March 20, 2024.
In the event that we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2024 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2024 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2024 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
In addition, for next year’s annual meeting of stockholders, we will be required under new SEC Rule 14a-19 to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, our Secretary must receive notice under SEC Rule 14a-19 no later than March 20, 2024. Please note that the notice requirements under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of six members, with one vacancy. Four of our directors are independent within the meaning of the listing standards of The NASDAQ Stock Market. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of April 7, 2023 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Directors with Terms Expiring at the Annual Meeting/Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Rob Faulkner	III	60	Director, Chairperson	2020	2023	2026
Glen Stettin, M.D. (2)(3)(5)	III	59	Director	2018	2023	2026
Michael Kramer (1)(2)(4)	III	47	Director	2020	2023	2026
Continuing Directors:
Mark Doerr	I	53	Chief Executive Officer, President and Director	2022	2024	-
Laurie McGraw (1)(2)	I	59	Director	2022	2024	-
Paul Johnson (1)(3)(6)	II	38	Director	2022	2025	-
__________________________________
(1) Member of our Audit Committee. Ms. McGraw's appointment is effective as of May 1, 2023.
(2) Member of our Compensation Committee
(3) Member of our Nominating and Corporate Governance Committee. Dr. Stettin's appointment is effective as of May 1, 2023.
(4) Chair of our Audit Committee
(5) Chair of our Compensation Committee
(6) Chair of our Nominating and Corporate Governance Committee . Mr. Johnson's appointment is effective as of May 1, 2023.

Nominees for Director
Rob Faulkner. Mr. Faulkner has served on our board of directors since November 2020 and as our chairman since January 2022. Mr. Faulkner previously served on MedAvail Subsidiary's board of directors from February 2020 to February 2022. Since April 2023, Mr. Faulkner has also served on the board of directors of Augmedix, Inc. Since October 2021, Mr. Faulkner has also served as the Chairman of the board of directors of Science 37 Holdings, Inc. Mr. Faulkner has been a Managing Director at Redmile Group, LLC, a health care-focused investment firm, since February 2008. Prior to Redmile, Mr. Faulkner was a sell-side equity analyst for 16 years, from 1992 to 2008, including at Hambrecht & Quist (now JPMorgan), Thomas Weisel Partners (now Stifel Financial Corp.) and SG Warburg & Co. (now UBS). Mr. Faulkner holds an A.B. from Harvard College and an MBA from the Tuck School of Business at Dartmouth College.
We believe that Mr. Faulkner’s broad experience as an investor in the healthcare industry qualifies him to serve on our board of directors.
Glen Stettin, M.D. Dr. Stettin has served on our board of directors since November 2020. Dr. Stettin previously served on MedAvail Subsidiary's board of directors from May 2018 to February 2022. Dr. Stettin currently serves as Senior VP and Chief Innovation Officer at Evernorth which succeeded Express Scripts Holding Co., a subsidiary of Cigna Corporation, where he has held various leadership positions since 2012. Prior to Express Scripts, Dr. Stettin served in leadership roles in several functional areas, including product, technology, clinical and operations at Medco Health Solutions, Inc. from 1995 to 2012. Dr. Stettin completed his residency in internal medicine at the University of California, San Francisco, where he also served as medical chief resident and assistant chief of the medical service, Moffitt Hospital, and was a fellow in cardiology and Robert Wood Johnson Clinical Scholar at UCSF/Stanford. He received a B.A. in Premedical Sciences from Lehigh University and an M.D. from the Medical College of Pennsylvania.
We believe that Dr. Stettin’s clinical background and leadership experience as an executive in the healthcare industry qualifies him to serve on our board of directors.
Michael Kramer. Mr. Kramer has served on our board of directors since November 2020. Mr. Kramer previously served on MedAvail Subsidiary's board of directors from August 2020 to February 2022. Since May 2021, Mr. Kramer has been a Venture Partner at Vensana Capital LLC, a healthcare focused investment firm. From 2017 until April 2021, Mr. Kramer has been an Operating Partner at CRG LP, a healthcare-focused investment firm, where he focused on medical device investments. From September 2017 until April 2021, Mr. Kramer served as Chief Financial Officer for Eximis Surgical, Inc., a medical device company developing technology for performing minimally invasive specimen removal in laparoscopic surgery. From to February 2016 to February 2017, Mr. Kramer served as Chief Operating Officer of the TriVascular operations of Endologix, Inc., a medical device company focused on developing minimally invasive technologies for aortic disorders. Prior to TriVascular, Inc.’s acquisition by Endologix, from 2010 to 2016, Mr. Kramer served as TriVascular’s Chief Financial Officer. From 2006 to 2010 Mr. Kramer held various leadership positions at ATS Medical, Inc., a developer and manufacturer of products and services focused on cardiac surgery, including serving as ATS’s Chief Financial Officer from 2007 to 2010. Mr. Kramer also previously served as a manager in the assurance and advisory services practice at Ernst & Young LLP. From August 2018 to August 2020, Mr. Kramer served as Executive Chairman of Benvenue Medical, Inc., a private medical device company. Mr. Kramer received his Bachelor of Accountancy from the University of North Dakota. Mr. Kramer is a certified public accountant (inactive).
We believe that Mr. Kramer’s extensive experience as an executive at publicly traded healthcare companies and his broad experience as an investor in medical device companies, as well as his finance experience qualifies him to serve on our board of directors.

Continuing Directors
Paul Johnson. Mr. Johnson has served as a member of our board of directors since January 2022. Since November 2021, Mr. Johnson has served as Vice President, General Manager, Consumer of 23andMe Holding Co. (Nasdaq: ME), a consumer genetics and research company (“23andMe”). From November 2013 to November 2021, Mr. Johnson served in various leadership roles at Lemonaid Health (a subsidiary of 23andMe), an online health company, including as Chief Executive Officer from February 2018 until November 2021, Co-Chief Executive Officer from June 2015 until February 2018, and Chief Operating officer from November 2013 until June 2015. Prior to that, Mr. Johnson served as Head of Online at Lloyds Pharmacy and as Director, UK at Zooplus AG. Mr. Johnson received a B.S. with honors in IT and Business Management from the University of Worcester.
We believe that Mr. Johnson’s extensive leadership and business experience as an executive in the healthcare industry qualifies him to serve on our board of directors.
Mark Doerr. Mr. Doerr has served as our President and Chief Executive Officer and a member or our board of directors since January 2022. Since February 2022, Mr. Doerr has served as President and Chief Executive Officer and on the board of directors of MedAvail Subsidiary. Mr. Doerr previously served as Senior Vice President, GM of Pharmacy Business Unit at Change Healthcare, Inc. (Nasdaq: CHNG) from May 2020 to October 2021 and as Chief Executive Officer of eRx Network, LLC (acquired by Change Healthcare, Inc. in May 2020) from March 2017 to May 2020. Prior to that, Mr. Doerr held various leadership roles such as Senior Vice President of Pharmacy at Giant Eagle, Inc. from January 2015 to March 2017 and as SVP Partnership & Product Development at Adheris Health (formerly, Catalina Health) from March 2009 to December 2014. Mr. Doerr received a B.S. in Pharmacy from Ohio Northern University.
We believe that Mr. Doerr’s extensive leadership experience in the healthcare industry, both with public and private companies, qualifies him to serve on our board of directors.
Laurie McGraw. Ms. McGraw has served as a member of our board of directors since January 2022. Since March 2022, Ms. McGraw has also served on the board of directors of Augmedix (Nasdaq: AUGX). From February 2016 until March 2022, Ms. McGraw has served as Senior Vice President of Health Solutions, a division of the American Medical Association. From June 2013 to March 2015, Ms. McGraw served as Chief Executive Officer of Shareable Ink, a private company providing clinical documentation and data solutions. Prior to that, Ms. McGraw served in various leadership roles at Allscripts including as Chief Client Officer, President of Strategic Accounts, and President of Enterprise Solutions, from January 2001 to January 2013. Ms. McGraw received a ScB with Honors in Cognitive Science from Brown University.
We believe that Ms. McGraw’s broad leadership experience in the healthcare industry qualifies her to serve on our board of directors.

Director Independence
Our common stock is listed on The NASDAQ Capital Market. Under the rules of The Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after listing on The Nasdaq Stock Market. Under Nasdaq Listing Rule 5605(a)(2), a director will qualify as an “independent director” only if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has reviewed the independence of each director and determined that each of its directors, other than Mr. Doerr and Mr. Faulkner, representing four of our directors and a majority of our board, are independent directors under the rules of The Nasdaq Stock Market. Our board of directors will review the independence of each director at least annually. During these reviews, the board of directors will consider transactions and relationships between each director, and his or her immediate family and affiliates, and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with our company including its management.
In addition, the rules of The Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Members of the compensation committee must also satisfy additional independence requirements set forth in Nasdaq Listing Rule 5605(d)(2). In order to be considered independent for purposes of Nasdaq Listing Rule 5605(d)(2), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.
We believe that a majority of our directors and the composition of our board of directors meet the requirements for independence under the current requirements of the SEC and The Nasdaq Stock Market. As required by The Nasdaq Stock Market, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. We intend to comply with future governance requirements to the extent they become applicable to us.

Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. The roles of Chairperson of the Board and Chief Executive Officer are currently filled by separate individuals. Our board of directors believes that the separation of the offices of the Chairperson and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer, Mark Doerr, to focus primarily on our business strategy, operations and corporate vision. However, as described in further detail in our corporate governance guidelines, our board of directors does not have a policy mandating the separation of the roles of Chairperson and Chief Executive Officer. Our board of directors elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people. We believe that it is important that the board of directors retain flexibility to determine whether these roles should be separate or combined based upon the board’s assessment of our needs and our leadership at a given point in time.

We believe that independent and effective oversight of our business and affairs is maintained through the composition of our board of directors, the leadership of our independent directors and the committees of our board of directors and our governance structures and processes already in place. The Chairperson of our board of directors, Robert Faulkner, is not an independent director and is affiliated with the Redmile Group. In addition, our board of directors consists of a majority of independent directors, and the committees of our board of directors are composed of a majority of independent directors.

Board Meetings and Committees
During our fiscal year ended December 31, 2022, our board of directors held 30 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.
Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors has assessed the independence of the members of each of these standing committees as defined under the rules of The Nasdaq Stock Market and, in the case of the audit committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee
Messrs. Kramer and Johnson and Ms. McGraw (effective as of May 1, 2023) serve on our audit committee with Mr. Kramer serving as the chairperson of the audit committee. Our board of directors has determined that Messrs. Kramer and Johnson and Ms. McGraw meet the independence and experience requirements applicable to audit committee members under the rules of The Nasdaq Stock Market and the SEC and that each of Messrs. Kramer and Johnson is an “audit committee financial expert” as defined under applicable rules of the SEC. Our board of directors has assessed whether all members of the audit committee meet the composition requirements of The Nasdaq Stock Market, including the requirements regarding financial literacy and financial sophistication. Our board of directors found that Messrs. Kramer and Johnson and Ms. McGraw have met the financial literacy and financial sophistication requirements under SEC and The Nasdaq Stock Market rules. Our board of directors has determined that Messrs. Kramer and Johnson and Ms. McGraw meet the independence and experience, financial literacy and financial sophistication requirements under SEC and The Nasdaq Stock Market rules applicable to audit committee members. The audit committee’s primary responsibilities include:
•appointing and providing for the compensation of the independent registered public accounting firm to be engaged to prepare and issue an audit report and perform other audit, review or attest services;
•approving any other permissible non-audit services to be provided by the independent auditor;
•overseeing the work and evaluating the performance of the independent auditor, and, if so determined by the audit committee, terminating and replacing the independent auditor;
•reviewing and discussing, including with management and the independent auditor, the annual and quarterly financial statements;
•reviewing any proposed significant changes to accounting principles and practices;
•reviewing any material changes to the system of internal control over financial reporting;
•reviewing management’s report on effectiveness of internal control over financial reporting and, if applicable, the independent auditor’s audit of the effectiveness of our internal control over financial reporting;
•establishing a procedure for receipt, retention and treatment of any complaints or concerns received by the company about accounting, internal accounting controls or auditing matters;
•reviewing, approving and overseeing any related party transaction that would require disclosure pursuant to Item 404 of Regulation S-K;
•overseeing the implementation and enforcement of the company’s insider trading policy; and
•reviewing and evaluating any significant financial risk exposures facing the company and the steps the company’s management has taken to control and monitor such exposures.
All audit and non-audit services must be approved in advance by the audit committee. Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our audit committee is available on our website. It is found at www.medavail.com at "Investor Relations - Corporate Governance." During our fiscal year ended December 31, 2022, our audit committee held 5 meetings.

Compensation Committee
Dr. Stettin and Mr. Kramer, and Ms. McGraw serve on our compensation committee with Dr. Stettin serving as the chair of the compensation committee. Dr. Stettin, Mr. Kramer, and Ms. McGraw each meet the independence requirements of Nasdaq Rule 5605(d)(2).
The compensation committee’s responsibilities include:
•reviewing and recommending to the board of directors for its determination and approval the amount, form and terms of compensation of the company’s Chief Executive Officer and other “officers” (as such term is defined under the Nasdaq listing standards);
•reviewing and making recommendations to the board of directors regarding the company’s overall compensation strategy and policies;
•reviewing and making recommendations regarding the company’s equity and/or cash incentive plans and other benefit plans and, to the extent as may be permitted or required under such plans, the committee has the power and authority to administer the plans, establishes guidelines, interpret plan documents, select participants, and approve grants and awards thereunder;

•granting equity awards to non-officer employees and consultants in accordance with the terms of the company’s equity incentive plan and to establish compensation policies and practices applicable to non-officer employees;
•evaluating the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking;
•evaluating and making recommendations to the board of directors regarding the compensation of non-employee directors;
•retaining, obtaining the advice of, engaging, compensating and terminating compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions; and
•appointing, compensating and overseeing the work of any of its compensation consultants, legal counsel and other advisors.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our compensation committee is available on our website at www.medavail.com ("Investor Relations - Corporate Governance"). During our fiscal year ended December 31, 2022, our compensation committee held 6 meetings.
Nominating and Corporate Governance Committee
Mr. Johnson and Dr. Stettin (effective as of May 1, 2023) serve on our nominating and corporate governance committee. Mr. Johnson (effective as of May 1, 2023) serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:
•identifying and recommending to the board of directors nominees for possible election to the board of directors;
•evaluating and making recommendations to the board of directors regarding its size, composition and leadership structure;
•reviewing and assessing the company’s corporate governance guidelines and recommending any proposed changes thereto to the board of directors; and
•reviewing and making recommendations to the board of directors regarding issues of executive officer succession planning and providing oversight with respect to corporate governance matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of The NASDAQ Stock Market. A copy of the charter of our nominating and corporate governance committee is available on our website. It is found at www.medavail.com at "Investor Relations - Corporate Governance." During our fiscal year ended December 31, 2022, our nominating and corporate governance committee held 1 meeting.

Compensation Committee Interlocks and Insider Participation
During the last fiscal year, Dr. Stettin, Mr. Kramer and Ms. McGraw served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Board Diversity
We believe it is important to have a balanced and diverse board and are committed to building and maintaining director diversity with members who bring a range of expertise, perspectives, experiences, and personal characteristics pertaining to age, race, gender and ethnicity. Our board of directors is currently comprised of one female director, constituting 16.67% of our board of directors, and one who self identifies as a member of the LGBTQ+ community.
The following provides information with respect to the diversity, tenure, age, and independence of the members of our board of directors as of April 7, 2023.

Board Diversity Matrix
Total Number of Directors				6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	1	0	0
Did Not Disclose Demographic Background	0	0	0	0
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate candidates for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at 4720 East Cotton Gin Loop, Suite 220, Phoenix, Arizona, 85040. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February 19, 2024 and no later than March 20, 2024.

Communications with the Board of Directors
Our stockholders wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Secretary at MedAvail Holdings, Inc., 4720 East Cotton Gin Loop, Suite 220, Phoenix, Arizona, 85040. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct
We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our board of directors reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and The NASDAQ Stock Market.
Based on this review, our board of directors has taken steps to implement many of these provisions and rules. In particular, we have established charters for the audit committee and compensation committee, as well as a code of business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct is posted on the Corporate Governance portion of our website. We will post amendments to our code of business conduct or waivers of our code of business conduct for directors and executive officers on the same website.

Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational risk. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deem appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities and evaluates the risks inherent in significant transactions.

Director Compensation
Our board of directors approved our Outside Director Compensation Policy in November 2020 to compensate each non-employee director for his or her service. Our board of directors will have the discretion to revise non-employee director compensation as it deems necessary or appropriate. Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards, as described below:
Cash Compensation. All non-employee directors are entitled to receive the following cash compensation for their services:
•$40,000 per year for services as a board member;
•$20,000 per year additionally for service as chairperson of the audit committee;
•$7,000 per year additionally for service as an audit committee member;
•$10,000 per year additionally for service as chairperson of the compensation committee;
•$7,000 per year additionally for service as a compensation committee member;
•$10,000 per year additionally for service as a nominating and corporate governance committee member; and
•$7,000 per year additionally for service as chairperson of the nominating and corporate governance committee.
Each annual cash retainer and additional annual fee is paid quarterly in arrears on a prorated basis.
Each non-employee director may also elect to receive all or part of his or her cash retainer and additional fee payments in the form of stock options under our 2020 Equity Incentive Plan, or 2020 Plan. Elections to receive cash retainer and additional fee payments in the form of options with respect to services to be performed during the period commencing on the date of an annual meeting of our stockholders, or an Annual Meeting, and ending on the following year’s Annual Meeting must generally be made on or prior to December 31st of the year prior to the year in which such annual period commences, or such earlier deadline as established by our board of directors or compensation committee (an “annual election”). Each individual who first becomes a non-employee director is permitted to elect to convert cash retainer and additional fee payments payable in the same calendar year through the date of the following year’s Annual Meeting into options, provided that the election is made prior to the date the individual becomes a non-employee director (an “initial election”).
All options granted in lieu of cash retainer and additional fee payments will vest in quarterly installments that generally track when cash retainer or additional fee payments would have been paid, with the final vesting event occurring on the date of the next Annual Meeting following the date of grant. Options granted in connection with an annual election will generally be granted on the date of the next Annual Meeting following the calendar year in which the election is made. Options granted in connection with an initial election will generally be granted either on the fifth of the month following the month of the individual’s election or appointment to our board of directors or on the date of the next Annual Meeting that occurs in the same calendar year as the individual’s election or appointment to our board of directors.
Equity Compensation. Non-employee directors are entitled to receive all types of awards (except incentive stock options) under the 2020 Plan (or the applicable equity plan in place at the time of grant), including discretionary awards not covered under the Outside Director Compensation Policy. Nondiscretionary, automatic grants of stock options are made to our non-employee directors as follows:
•Initial Option Award. Each person who first becomes a non-employee director will be automatically granted an award of stock options on the date of the first meeting of our board of directors or compensation committee occurring on or after the start date of a non-employee director (each, a "Start Date") with a value equal to the product of (a) $120,000 multiplied by (b) a fraction, (i) the numerator of which is the number of days between such applicable Start Date and the first annual meeting date of stockholders scheduled to occur after such applicable Start Date, and (ii) the denominator of which is 365; provided that the number of shares covered by an Initial Option Award shall be rounded down to the nearest whole share; and provided further that an individual who first becomes a non-employee director on the date of an annual meeting of stockholders will not receive an Initial Option Award and will only receive an Annual Option Award.
•Annual Option Award. On the date following each annual meeting of stockholders, each non-employee director will be granted an award of stock options with a value of $120,000.
The “value” for the options described above means the grant date fair value calculated in accordance with the Black-Scholes option valuation methodology, or such other methodology our board of directors or compensation committee may determine. The term of each option described above will be ten years from the date of grant, subject to earlier termination as provided in the 2020 Plan. The exercise price per share of each option will equal the closing trading price of a share of our common stock on the date of grant.
Subject to the applicable provisions of the 2020 Plan, (i) each Initial Option Award will be scheduled to vest on the earlier of (a) the one-year anniversary of the latest annual meeting of stockholders to occur immediately prior to such applicable Start Date or (b) the date of the next annual meeting of stockholders following the date of grant of such Initial Option Award, subject to the non-employee director continuing to provide services to the Company through each applicable vesting date and (ii) each Annual Option Award will be scheduled to vest on the earlier of (x) the one-year anniversary of the date of grant of such Annual Option Award, or (y) the date of the next annual meeting of stockholders following the date of grant of such Annual Option Award, provided that for either (x) or (y), the non-employee director has remained in continuous service with the Company through the applicable vesting date. Additionally, pursuant to our Outside Director Compensation Policy, in the event of a change in control, each outstanding and unvested equity award, including each Initial Option Award, Additional Initial Option Award and Annual Option Award, held by a non-employee director who remains in continuous service through the date of such change in control will accelerate and fully vest.

Pursuant to our Outside Director Compensation Policy, no non-employee director may be issued, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $400,000 (with the value of each award of stock options based on its grant date value). Any cash compensation paid or equity awards granted to an individual for his or her services as an employee, for his or her services as a consultant (other than as a non-employee director), will not count for purposes of this limitation.
Compensation for Fiscal Years 2022 and 2021
The following table sets forth a summary of the compensation received by our non-employee directors during our fiscal years ended December 31, 2022 and 2021 (excluding non-employee directors, Laurie McGraw and Paul Johnson, each of whom joined our board of directors in January 2022 and received no compensation from us during our fiscal year ended December 31, 2021):

Name	Year	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Total ($)
Gerard van Hamel Platerink (3)	2022	$—	$—	$—	$—
	2021	$—	$—	$—	$—
Gerald Gradwell (4)	2022	$57,000	$—	$120,000	$177,000
	2021	$57,000	$—	$215,982	$272,982
Helen Ciesielski (5)	2022	$—	$—	$—	$—
	2021	$—	$—	$—	$—
Glen Stettin, M.D.	2022	$50,000	$—	$120,000	$170,000
	2021	$50,000	$—	$215,982	$265,982
Rob Faulkner	2022	$—	$—	$—	$—
	2021	$—	$—	$—	$—
Michael Kramer	2022	$67,000	$—	$120,000	$187,000
	2021	$67,000	$—	$215,982	$282,982
Laurie McGraw	2022	$47,000	$—	$170,959	$217,959
	2021	$—	$—	$—	$—
Paul Johnson	2022	$54,000	$—	$170,959	$224,959
	2021	$—	$—	$—	$—
_________________
(1)    The amounts reported represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director for their service as a director during fiscal years 2022 and 2021, respectively, including any annual retainer fees, committee and/or chairpersonship fees.
(2)    The amount reported represents the aggregate grant-date fair value of the stock options awarded, calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in the section in our Annual Report on Form 10-K for the year ended December 31, 2022 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates— Share-Based Compensation.”
(3)    Mr. van Hamel Platerink resigned from our board of directors, including as chairman of the board of directors, effective January 10, 2022.
(4)     Mr. Gradwell resigned from our board of directors, including as a member of the Audit Committee and the Nominating and Corporate Governance Committee, effective May 1, 2023.
(5)     Ms. Ciesielski resigned from our board of directors, including as a member of the Audit Committee and the Nominating and Corporate Governance Committee, effective January 10, 2022.
Options outstanding as of December 31, 2022, held by our non-employee directors were as follows:

Name	Shares Subject to Outstanding Options
Gerard van Hamel Platerink (1)	—
Gerald Gradwell (2)	149,108
Helen Ciesielski (3)	—
Glen Stettin, M.D.	149,108
Rob Faulkner	—
Michael Kramer	149,108
Laurie McGraw	202,877
Paul Johnson	202,877
_________________
(1)    Mr. van Hamel Platerink resigned from our board of directors, including as chairman of the board of directors, effective January 10, 2022.
(2)     Mr. Gradwell resigned from our board of directors, including as a member of the Audit Committee and the Nominating and Corporate Governance Committee, effective May 1, 2023.
(3)     Ms. Ciesielski resigned from our board of directors, including as a member of the Audit Committee and the Nominating and Corporate Governance Committee, effective January 10, 2022.
Directors who are also our employees receive no additional compensation for their service as directors. During 2022, Ed Kilroy, who was one of our directors, was also an employee of our company. Mr. Kilroy retired from his position as our Chief Executive Officer and as a member of our board of directors effective January 10, 2022. See “Executive Compensation—Summary Compensation Table” for additional information about the compensation for Mr. Kilroy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of six (6) members, with one vacancy. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Rob Faulkner, Glen Stettin, M.D. and Michael Kramer as nominees for election as Class III directors at the Annual Meeting. If elected, each of Rob Faulkner, Glen Stettin, M.D. and Michael Kramer will serve as Class III directors until our 2026 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR ALL” for the election of Mr. Faulkner, Dr. Stettin and Mr. Kramer. We expect that each of Mr. Faulkner, Dr. Stettin and Mr. Kramer will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” FOR
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Baker Tilly US, LLP (“Baker Tilly”), independent registered public accountants, to audit our financial statements for our fiscal year ending December 31, 2023. During our fiscal year ended December 31, 2022, Baker Tilly served as our independent registered public accounting firm. Previously, during our fiscal year ended December 31, 2021, PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm.
On July 8, 2022, following an evaluation of audit fees and costs and at the direction of our audit committee, we chose not to renew the engagement of PwC, which was then serving as the Company’s independent registered public accounting firm, effective July 8, 2022, and approved the engagement of Baker Tilly. The decision to change independent registered public accounting firms was approved by the audit committee and was in part due to the Company’s expanding operations in the United States.
The auditor’s reports of PwC on the Company’s financial statements for either of the past two fiscal years ended 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that PwC’s auditor’s report dated March 29, 2022 on the consolidated financial statements that the Company filed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.
During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through to July 8, 2022, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through to July 8, 2022, neither the Company, nor anyone on the Company’s behalf, consulted with Baker Tilly regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Notwithstanding the appointment of Baker Tilly and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Baker Tilly as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Our audit committee is submitting the appointment of Baker Tilly to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Baker Tilly will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Baker Tilly, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees for services provided to us in the fiscal years ended December 31, 2022 and 2021 by Baker Tilly and PwC, our current and former independent registered public accounting firms, respectively. All fees paid to the independent registered public accounting firms were pre-approved by the audit committee.

	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$257,900	$543,610
Audit-Related Fees (2)	$26,000	$—
Tax Fees	$—	$90,430
All Other Fees	$27,104	$—
Total	$311,004	$634,040
_________________
(1)    Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.
(2)    This category consists of assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit Fees.” Audit-related fees.
Auditor Independence
In 2022, there were no other professional services provided by Baker Tilly or PwC that would have required our audit committee to consider their compatibility with maintaining the independence of Baker Tilly or PwC.
Vote Required
The ratification of the appointment of Baker Tilly as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the virtual Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP.

PROPOSAL NO. 3
AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK
General
Our board of directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation, and thereby, authorize our board of directors, if in their judgment it is necessary, to select and file one such amendment to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock are being asked to approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-30 to 1-for-80, with such ratio to be determined in the discretion of our board of directors. Pursuant to the law of the State of Delaware, our state of incorporation, if our board of directors adopts any amendment to our Amended and Restated Certificate of Incorporation, the amendment must be submitted to our stockholders for their approval. The form of proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the proposed amendment of our Amended and Restated Certificate of Incorporation.
By approving this proposal, stockholders will approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including 30 and 80 would be combined into one share of our common stock, and authorize our board of directors or a duly authorized committee thereof to file only one such amendment, as determined by our board of directors or a duly authorized committee thereof in the manner described herein, and to abandon each amendment not selected by our board of directors or a duly authorized committee thereof. Our board of directors believes that stockholder approval of amendments granting our board of directors or a duly authorized committee thereof this discretion, rather than approval of a specified exchange ratio, provides our board of directors or a duly authorized committee thereof with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and the best interests of our stockholders. Our board of directors or a duly authorized committee thereof may effect only one reverse stock split as a result of this authorization. Our board of directors or a duly authorized committee thereof may also elect not to do any reverse split. Our board of directors’, or a duly authorized committee thereof, decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The Nasdaq Capital Market (“Nasdaq”). Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if our board of directors or a duly authorized committee thereof does not deem it to be in our best interests and the best interests of our stockholders. The reverse split will take effect, if at all, after it is approved by our stockholders holding a majority of the shares of our common stock outstanding, is deemed by the board of directors or a duly authorized committee thereof to be in our best interests and the best interests of our stockholders, and after filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
Vote Required
The affirmative vote of a majority of the outstanding shares of our common stock on the record date will be required to approve an amendment to our Amended and Restated Certificate of incorporation to effect a reverse stock split of our common stock. Abstentions and broker non-votes will have the effect of a vote AGAINST the proposal.
Background
Our common stock is currently quoted on Nasdaq. In order for our common stock to continue to be quoted on Nasdaq, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, our common stock must have a minimum bid price of at least $1.00 per share. If we are unable to meet the Nasdaq requirements, our common stock may be transferred to the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau.
Under Nasdaq’s listing maintenance standards for The Nasdaq Capital Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the applicable grace period following notification by Nasdaq, Nasdaq may delist our common stock from trading. If a delisting from Nasdaq were to occur, our common stock would trade on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as Nasdaq.
On October 31, 2022, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq minimum bid price requirement. We were provided 180 calendar days by Nasdaq to regain compliance with this requirement, or until May 1, 2023. If we do not regain compliance by May 1, 2023, we may be eligible for a second 180-calendar-day period, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period.
If we are not eligible for the second compliance period or Nasdaq concludes that we will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to us that the our common stock will be subject to delisting. In the event of such notification, we may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant our request for continued listing.
Our board of directors adopted resolutions, subject to approval by our stockholders, to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for–30 to 1-for-80, with such ratio to be determined in the discretion of our board of directors or a duly authorized committee thereof. These resolutions were approved as a means of increasing the share price of our common stock above $1.00, which is required for continued listing on Nasdaq.
Purpose and Material Effects of Proposed Reverse Split
One of the key requirements for continued listing on Nasdaq is that our common stock must maintain a minimum bid price above $1.00 per share. We believe that the reverse split will improve the price level of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. We also believe that the higher share price could help generate interest in us among investors. Furthermore, we believe that maintaining our Nasdaq listing may provide us with a broader market for our common stock.
However, the effect of the reverse split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the reverse split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse split. The market price per post-reverse split share may not either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.
The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, holders of our common stock who would otherwise receive a fractional share of our common stock pursuant to the reverse stock split would receive cash in lieu of the fractional share as explained more fully below.
The principal effect of the reverse split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-thirtieth to one-eightieth, as the case may be based on the ratio for the reverse stock split as determined by our board of directors or a duly authorized committee thereof, of the number of shares outstanding on the date of the reverse stock split, (ii) all outstanding options entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, between and including one-thirtieth to one-eightieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to between and including 30 to 80 times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse split, as the case may be based on the ratio for the reverse stock split as determined by our board of directors or a duly authorized committee thereof, and (iii) the number of shares reserved for issuance pursuant to our 2012 Equity Incentive Plan, 2018 Equity Incentive Plan, 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2022 Inducement Equity Incentive Plan will be reduced to between and including one-thirtieth to one-eightieth of the number of shares then included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our board of directors or a duly authorized committee thereof.
The following table contains approximate information, based on share information as of April 7, 2023, relating to our outstanding common stock based on selected proposed reverse stock split ratios within the range of reverse stock split ratios to be authorized by our stockholders, without giving effect to the treatment of fractional shares:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-reverse stock split	300,000,000	80,485,223	138,712,826	80,801,951
Post-reverse stock split 1:30	300,000,000	2,682,841	4,623,761	292,693,398
Post-reverse stock split 1:35	300,000,000	2,299,578	3,963,224	293,737,198
Post-reverse stock split 1:40	300,000,000	2,012,131	3,467,821	294,520,048
Post-reverse stock split 1:45	300,000,000	1,788,561	3,082,507	295,128,932
Post-reverse stock split 1:50	300,000,000	1,609,704	2,774,257	295,616,039
Post-reverse stock split 1:55	300,000,000	1,463,368	2,522,051	296,014,581
Post-reverse stock split 1:60	300,000,000	1,341,420	2,311,880	296,346,700
Post-reverse stock split 1:65	300,000,000	1,238,234	2,134,043	296,627,723
Post-reverse stock split 1:70	300,000,000	1,149,789	1,981,612	296,868,599
Post-reverse stock split 1:75	300,000,000	1,073,136	1,849,504	297,077,360
Post-reverse stock split 1:80	300,000,000	1,006,065	1,733,910	297,260,025
The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-thirtieth to one-eightieth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our board of directors or a duly authorized committee thereof, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.
Because our authorized common stock will not be reduced by the reverse stock split, the overall effect will be an increase in authorized but unissued shares of common stock. These shares may be issued by our board of directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.
While our board of directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, our board of directors is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control the Company. The reverse stock split is not being recommended by our board of directors as part of an anti-takeover strategy.
Certain Effects of the Reverse Split
Stockholders should recognize that if the reverse split is effectuated, they will own fewer shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment divided by a whole number within the range of 30 to 80, as the case may be based on the ratio for the reverse stock split as determined by our board of directors or a duly authorized committee thereof). The reverse split will have no effect on the number of our currently authorized but unissued shares of common stock. While we expect that the reverse split will result in an increase in the market price of our common stock, the reverse split may not increase the market price of our common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of the reverse split.

Furthermore, the possibility exists that liquidity in the market for our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Consequently, the reverse split may not achieve the desired results that have been outlined above.
Procedure for Effecting Reverse Split and Exchange of Stock Certificates
If the reverse split is approved by our stockholders, the reverse stock split would become effective at such time as it is deemed by our board of directors or a duly authorized committee thereof to be in our best interests and the best interests of our stockholders and we file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Even if the reverse stock split is approved by our stockholders, our board of directors or a duly authorized committee thereof has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.
As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse split indicating the number of shares of common stock you hold.
Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Instead, in lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse stock split, we will pay cash equal to such fraction multiplied by the average of the closing sales prices of a share of our common stock (as adjusted to give effect to the reverse split) on Nasdaq during regular trading hours for each of the five (5) consecutive trading days immediately preceding the effective date. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse split as that stockholder did immediately prior to the reverse split, except for minor adjustment as a result of the treatment of fractional shares.
Criteria to be used for Decision to Apply the Reverse Stock Split
In the event that approval for the reverse stock split is obtained, our board of directors or a duly authorized committee thereof will be authorized to proceed with the reverse split. If our stock closes at a bid price equal to or greater than $1.00 for the ten business days prior to the Annual Meeting, our board of directors or a duly authorized committee thereof may delay its decision to execute the reverse stock split indefinitely. In that case, if at any time during the twelve month period following the Annual Meeting the stock price falls below $1.00 for a 30 day period and therefore fails to comply with the applicable Nasdaq minimum listing requirements, then the reverse stock split may be executed as a cure for this condition.
No Dissenter’s Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse split and we will not independently provide our stockholders with any such right.
Federal Income Tax Consequences of the Reverse Split
The following summary of the federal income tax consequences of the reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.
Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse split shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.

PROPOSAL NO. 4

THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT FOR PURPOSES OF NASDAQ LISTING RULE 5635(d).
On March 9, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers set forth on the signature pages thereto (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”), (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 49,813,198 shares (the “Pre-Funded Warrant Shares”) of Common Stock at a purchase price per Pre-Funded Warrant equal to $0.3212; and (ii) cash warrants (the “Series A Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 49,813,198 shares of Common Stock (the “Series A Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) at an exercise price per Series A Warrant of $0.385440. The closing of the Private Placement, pursuant to which the Company received $16,000,000 in gross proceeds before deducting financial advisor fees and other offering expenses, occurred on March 13, 2023, following the satisfaction of customary closing conditions.
The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Series A Warrants and underlying Series A Warrant Shares are subject to Stockholder Approval (as defined herein) under Nasdaq rules. The Pre-Funded Warrants have an exercise price of $0.001 per share, were exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Series A Warrants have an exercise price of $0.385440 per share, will be issued following Stockholder Approval and upon issuance will be immediately exercisable, and will expire five years from the issuance date.
In connection with the Private Placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we are required to file a registration statement with the SEC to register for resale the Warrant Shares. Under the terms of the Registration Rights Agreement, we are obligated to prepare and file, within 60 days of the closing of the Private Placement with respect to the Pre-Funded Warrants and within 30 days following the issuance of the Series A Warrants with respect to the Series A Warrants, and cause to become effective, with the SEC registration statements to register for resale the Warrant Shares issued or issuable upon exercise of the Warrants that are sold in the Private Placement and issued at the closing or following Stockholder Approval.
Why We Need Stockholder Approval
Nasdaq Listing Rule 5635(d) requires stockholder approval for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).
As of March 9, 2023, the date we entered into the Purchase Agreement, the Minimum Price of our Common Stock was approximately $0.3222. Each purchaser in the Private Placement paid a combined price of $0.3212 for (i) each Pre-Funded Warrant exercisable for one underlying share of Common Stock and (ii) each Series A Warrant exercisable for one underlying share of Common Stock. Nasdaq generally considers an offering to be at a discount to the Minimum Price if, for each share of common stock (or common stock equivalent) purchased, a corresponding warrant is issued without a value of $0.125 being attributed to such warrant as part of the purchase price. Because the combined purchase price for each Pre-Funded Warrant and Series A Warrant was less than the Minimum Price, and the Purchase Agreement is deemed to involve the issuance of more than 20% of the total pre-transaction shares outstanding, we are required to obtain the Stockholder Approval under Nasdaq Listing Rule 5635(d) and related guidance for the issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Series A Warrant Shares.
Description of Warrants
The Pre-Funded Warrants, which were issued at the closing of the Private Placement, have an exercise price of $0.001 and will remain outstanding until exercised in full. The Series A Warrants, which will not be issued until we have received Stockholder Approval, have an exercise price of $0.385440 and a term of five years from date of issuance. The Pre-Funded Warrants are initially exercisable with respect to the issuance of the Pre-Funded Warrant Shares up to only 19.99% of the shares of Common Stock outstanding prior to the Private Placement. The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Series A Warrants and the underlying Series A Warrant Shares are subject to approval of the pre-closing holders of Company Common Stock (the “Stockholder Approval”). The exercise prices and number of shares of common stock issuable upon exercise of the Pre-Funded Warrants and Series A Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise prices.
The terms of the Private Placement, the Pre-Funded Warrants and the Series A Warrants are complex and the material terms thereof are only briefly summarized above. For further information regarding these Warrants and the Private Placement, please refer to our Current Report on Form 8-K filed with the SEC on March 14, 2023. The discussion herein is qualified in its entirety by reference to such filed transaction documents.
Effect of the Share Issuance Proposal on Current Stockholders
If the Share Issuance Proposal is adopted by our stockholders at the Annual Meeting, we will have the right to issue shares of Common Stock in excess of 19.99% of our issued and outstanding Common Stock upon exercise of the Pre-Funded Warrants and the Series A Warrants would be issued and would be immediately fully exercisable. The issuance of the Warrant Shares upon exercise of the Warrants will result in dilution to our stockholders and would afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value.
If our stockholders do not approve the Share Issuance Proposal, we may not issue shares of Common Stock in excess of 19.99% of our issued and outstanding Common Stock upon exercise of the Pre-Funded Warrants and the Series A Warrants will not be issued nor will the underlying Series A Warrant Shares become exercisable. In the event that the Stockholder Approval is not obtained at this Annual Meeting, we are obligated to thereafter to seek the Stockholder Approval every six months until we obtain the Stockholder Approval.
We are not seeking stockholder approval to authorize the Private Placement, the entry into or the closing of the transaction, or the execution of the related transaction documents, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on us. The failure of our stockholders to approve this proposal will not negate the existing terms of such transaction documents or any other documents related to the Private Placement. The Pre-Funded Warrants issued at the closing of the Private Placement will remain outstanding and the Pre-Funded Warrants and the obligation to issue the Series A Warrants (and the underlying obligations upon issuance) will remain our binding obligations.
Interests of Certain Parties
Under the Purchase Agreement, (i) funds affiliated with the Redmile Group, who is a major stockholder in our company and with whom Rob Faulkner, who serves as the Chairperson and is a member of our board of directors, is also affiliated with, purchased Pre-Funded Warrants exercisable for 38,916,562 shares of our Common Stock and will be issued Series A Warrants exercisable for 38,916,562 following Stockholder Approval, (ii) funds affiliated with the Ally Bridge Group, who is a major stockholder in our company, purchased Pre-Funded Warrants exercisable for 7,783,311 shares of our Common

Stock and will be issued Series A Warrants exercisable for 7,783,311 following Stockholder Approval, and (iii) funds affiliated with the Alyeska Investment Group (“Alyeska”), who is an existing stockholder in our company, purchased Pre-Funded Warrants exercisable for 3,113,325 shares of our Common Stock and will be issued Series A Warrants exercisable for 3,113,325 following Stockholder Approval.
Vote Required
The approval of this Share Issuance proposal requires the affirmative (“FOR”) vote of a majority of the shares of our common stock present in person or by proxy at the virtual Annual Meeting and entitled to vote thereon approve the Share Issuance Proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the approval of the Share Issuance Proposal. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT FOR PURPOSES OF NASDAQ LISTING RULE 5635(d).

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the company’s website. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee will review and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s financial statements. The company’s independent registered public accounting firm, Baker Tilly, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and Baker Tilly;
•discussed with Baker Tilly the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•received the written disclosures and the letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Baker Tilly its independence.
Based on the audit committee’s review and discussions with management and Baker Tilly, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the board of directors:
Michael Kramer (Chairperson)
Paul Johnson
Gerald Gradwell
This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers or former executive as of April 14, 2023. Our executive officers are appointed by, and serve at the discretion of, our board of directors. Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Mark Doerr	53	Chief Executive Officer, President and Director
Ramona Seabaugh	54	Chief Financial Officer, Treasurer and Secretary
Mark Doerr. Mr. Doerr has served as our President and Chief Executive Officer and a member or our board of directors since January 2022. Mr. Doerr also serves as President and Chief Executive Officer and on the board of directors of MedAvail Subsidiary. Mr. Doerr previously served as Senior Vice President General Manager of the Pharmacy Business Unit from May 2020 to October 2021 and Chief Executive Officer of eRx Network from March 2017 to May 2020. Prior to that, Mr. Doerr served as Senior Vice President of Pharmacy at Giant Eagle from January 2015 to March 2017. Mr. Doerr received a B.S. in Pharmacy from Ohio Northern University.
Ramona Seabaugh. Ms. Seabaugh has served as our Chief Financial Officer since September 2021. Ms. Seabaugh also serves as Chief Financial Officer, Treasurer and Secretary and on the board of directors of MedAvail Subsidiary, as well as President, Chief Financial Officer, Secretary and on the board of directors of MedAvail Pharmacy, Inc. (“SpotRx”), our pharmacy subsidiary. Prior to that, Ms. Seabaugh served as VP of Finance at Vixxo from February 2021 to September 2021 and at Ascension Health from July 2019 to February 2021, respectively, and as Chief Financial Officer of Pharmacy Services at Banner Health from March 2014 to July 2019. Ms. Seabaugh received a B.S. in Finance from the University of Wisconsin Parkside and an M.B.A. from Lake Forest Graduate School of Management.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the compensation committee.
The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Fiscal 2022 Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Chief Executive Officer and our two other most highly compensated executive officers in our fiscal year ended December 31, 2022. The individuals listed in the table below are our named executive officers for our fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Ed Kilroy (3)	2022	$398,797	$129,220	$—	$—	$—	$2,642	$530,659
Former Chief Executive Officer	2021	$367,263	$132,513	$89,340	$267,863	$—	$497	$857,476
Mark Doerr	2022	$424,038	$—	$1,050,001	$1,050,000	$—	$380	$2,524,419
Chief Executive Officer
Ramona Seabaugh (4)	2022	$346,154	$21,376	$84,300	$84,974	$—	$414	$537,218
Chief Financial Officer, Treasurer and Secretary	2021	$81,250	$91,797	$325,000	$325,007	$—	$46	$823,100
Steven Hess (5)	2022	$277,019	$—	$256,760	$187,800	$—	$1,905	$723,484
Former Executive Vice President and General Manager of SpotRx
Robert McClune (6)	2022	$147,108	$75,000	$161,210	$82,251	$—	$159	$465,728
Former Senior Vice President of SpotRx
_________________
(1)     Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K, filed April 14, 2023, for the fiscal year ended December 31, 2022, and incorporated by reference herein.
(2)    Unless otherwise indicated, “All Other Compensation” consists solely of the dollar value of any insurance premiums paid by us during the last fiscal year with respect to life insurance for the benefit of the officer.
(3)     Mr. Kilroy retired as our Chief Executive Officer and as a member of our board of directors effective as of January 10, 2022.
(4)    Ms. Seabaugh was appointed as Chief Financial Officer of the Company as of September 20, 2021.
(5)     Mr. Hess previously served as our Executive Vice President of SpotRx. Mr. Hess separated from the Company on February 17, 2023.
(6)     Mr. McClune previously served as our Senior Vice President of SpotRx. Mr. McClune separated from the Company on January 25, 2023.

Pay versus Performance
In accordance with Item 402(v) of Regulation S-K (the “Pay Versus Performance Rule”), adopted by the Securities and Exchange Commission pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table (the “Pay Versus Performance Table”), and the disclosures below, illustrate the relationships between executive compensation actually paid to our principal executive officer (“PEO”) and the average of the executive compensation actually paid to the named executive officers other than the PEO as a group, across our last two (2) completed fiscal years. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Compensation actually paid, as required under the Pay Versus Performance Rule, reflects the adjustments to unvested and vested equity awards during the years shown in the table below, and does not reflect the actual amounts of compensation earned or paid to our PEO and other named executive officers as a group for the applicable year. Compensation actually paid generally fluctuates due to increases or decreases in our stock price.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEO's(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss(6) (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$2,524,419	$3,580,234	$575,477	$586,228	$(98)	$(47.62)
2021	$857,476	$993,371	$823,100	$1,148,539	$(91)	$(43.82)
_________________
(1)     The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr.Doerr and Mr. Kilroy for each corresponding respective year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.” In 2022 the PEO was Mark Doerr, our Chief Executive Officer. In 2021 the PEO was Ed Kilroy, our former Chief Executive Officer.

(2)     The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr.Doerr and Mr.Kilroy, as computed in accordance with Item 402(v)of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr.Doerr and Mr.Kilroy during the respective applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Mr. Doerr and Mr. Kilroy.

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$2,524,419	$(1,050,000)	$2,105,815	$3,580,234
2021	$857,476	$(267,863)	$403,758	$993,371
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable respective year for each PEO.
(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

	(i)	(ii)	(iii)	(iv)	(v)	(vi)
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$2,105,815	$—	$—	$—	$—	$—	$2,105,815
2021	$374,731	$—	$—	$29,027	$—	$—	$403,758
(3) The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year. In 2022 the Non-PEO named executive officers were: Ramona Seabaugh, Steven Hess, and Robert McClune. Mr. Hess separated from the Company on February 17, 2023. Mr. McClune separated from the Company on January 25, 2023. In 2021 the Non-PEO named executive officer was: Ramona Seabaugh.
(4) The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group, as computed in accordance with Item 402(v)of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group during the applicable year.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Reported Value of Equity Awards(b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$575,477	$(118,342)	$129,093	$586,228
2021	$823,100	$(325,007)	$650,446	$1,148,539
(a) The average grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year for all Non-PEOs NEOs.
(b) The average equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the average amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the average fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the average amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

	(i)	(ii)	(iii)	(iv)	(v)	(vi)
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$29,406	$(110,179)	$—	$(50,134)	$—	$—	$129,093
2021	$650,446	$—	$—	$—	$—	$—	$650,446
(5)     Cumulative TSR is calculated by an assumption of initial investment of $100 in our common stock on December 31, 2020, at the beginning of the period, and the value of the initial shares purchased at each period end based on our Company's share price. No dividends were paid on stock or option awards in 2021 or 2022.
(6) The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements included on Form 10-K for each of the years ended December 31, 2022, and 2021.

Analysis of the Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v)of Regulation S-K) for a particular year. In accordance with Item 402(v)of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Income (Loss)
Our company has not historically relied solely on net income (loss) as a performance measure for our executive compensation program, but looked to other measurements such as EBITDA, revenue growth, product-to-market initiatives, and cost efficiencies. In 2021 and 2022, our net loss has increased while compensation actually paid for our PEO increased and our average Non-PEO NEOs decreased between 2021 and 2022, largely due to the averaging compensation impact of the multiple Non-PEO NEOs.
Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to the Company's PEOs and the average amount of compensation actually paid to our named executive officers as a group during the periods presented are negatively correlated. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, as describe above in the Processes and Procedures for Compensation Decisions the Company's compensation committee reviews corporate goals and objectives as they relate to the compensation of our PEO, and evaluate the performance of our PEO in light of those goals and objectives and determines and approve the compensation of our PEO based on such evaluation. Our compensation committee has the sole authority to determine our PEO’s compensation. In addition, our compensation committee, in consultation with our PEO, review and approve all compensation for other officers and directors. Our PEO and PFO also make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the compensation committee.
Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

Executive Employment Agreements
We have entered into employment letters with each of our named executive officers. Each letter has no specific term and provides for at-will employment.
In January 2022, we entered into an Offer Letter and Change of Control and Severance Agreement with Mr. Doerr which provides for, among other matters, (i) an initial base salary of $450,000 per annum, (ii) a discretionary annual target bonus equal to seventy percent (70%) of his base salary with the ability to earn up to 140% of his base salary based on performance, (iii) an initial stock option grant of $1,050,000 under the MedAvail Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), which will vest over four years, (iv) an initial restricted stock unit award of $1,050,000 under the 2020 Plan, which will vest over three years, and (v) certain change of control and severance payments and benefits in the event of a change of control or involuntary termination of Mr. Doerr’s employment with the Company under certain circumstances, which are described in more detail below. The foregoing summary of the Offer Letter and Change of Control and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Offer Letter that is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on January 11, 2022 and the Change of Control and Severance Agreement that is attached hereto as Exhibit 10.2 to the Current Report on Form 8-K filed on January 11, 2022, each of which is incorporated herein by reference.
In August 2021, we entered into an Offer Letter and Change of Control and Severance Agreement with Ms. Seabaugh which provides for, among other matters, (i) an initial base salary of $325,000 per annum, (ii) a discretionary annual target bonus equal to forty percent (40%) of her base salary, (iii) an initial stock option grant of $325,000 under the 2020 Plan, which will vest over four years, (iv) an initial restricted stock unit award of $325,000 under the 2020 Plan, which will vest over three years, and (v) certain change of control and severance payments and benefits in the event of a change of control or involuntary termination of Ms. Seabaugh’s employment with the Company under certain circumstances, which are described in more detail below. The foregoing summary of the Offer Letter and Change of Control and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Offer Letter that is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on September 20, 2021 and the Change of Control and Severance Agreement that is attached hereto as Exhibit 10.2 to the Current Report on Form 8-K filed on September 20, 2021, each of which is incorporated herein by reference..
In February 2023, the Company entered into a Separation Agreement and Release with each of Steven Hess, our Executive Vice President and General Manager of SpotRx, and Matt Broome, our Executive Vice President and General Manager of Technology, each of which provide for six months of severance payments paid in a lump sum, together with up to six months of reimbursement for health care under COBRA and six months of accelerated vesting with respect to their respective equity awards, among certain other severance benefits. The severance benefits are materially consistent with the terms of each individual Change in Control and Severance Agreement entered into by Messrs. Hess and Broome at the time each of them began their respective employment with the Company. The foregoing summaries of each Separation Agreement and Release does not purport to be complete and are qualified in its entireties by reference to the full texts of the Separation Agreement and Release that are attached as Exhibits 10.1 and Exhibit 10.2 to the Current Report on Form 8-K filed on February 10, 2023, each of which is incorporated herein by reference.

Consulting Agreement with Ed Kilroy
In connection with Mr. Doerr’s appointment as Chief Executive Officer, Ed Kilroy retired from his position as our Chief Executive Officer and as a member of our board of directors, effective January 10, 2022. In connection with his retirement, Mr. Kilroy and the Company entered into a transition agreement pursuant to which Mr. Kilroy assisted with the transition of his role and consulted with us as an advisor following his resignation through March 31, 2022, and remained on payroll through March 31, 2023 and received additional separation payments.

Pension Benefits and Nonqualified Deferred Compensation
We do not provide a defined benefit pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2022.

Potential Payments upon Termination or Change of Control
We have historically provided negotiated separation packages that are either comparable to market practices or in compliance with local law. Our 2018 Equity Incentive Plan, 2020 Equity Incentive Plan, and 2022 Inducement Equity Incentive Plan provide for acceleration of options and other equity awards upon a change in control under certain circumstances.
Ms. Seabaugh entered into a Change of Control and Severance Agreement with the Company in August 2021. It is expected that from time to time the Company will consider the possibility of an acquisition by another company or other change in control. We recognize that such consideration can be a distraction to our named executive officers and can cause them to consider alternative employment opportunities. We believe that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change in control to secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control, provide such individuals with an incentive to continue employment and motivate them to maximize our value upon a change in control for the benefit of stockholders, and provide such individuals with enhanced financial security. The Change of Control and Severance Agreement, and the potential severance benefits payable thereunder to our named executive officers under specified circumstances, do not affect the Compensation Committee’s decisions regarding other elements of compensation. Ms. Seabaugh’s Change of Control and Severance Agreement provides for the following severance arrangements, among other things, if Ms. Seabaugh's employment with the Company is terminated under certain circumstances during the first three years following the commencement of her employment with the Company or during any additional agreed to period thereafter: (i) 100% of her base salary then in effect, (ii) 100% of her annual or annualized target bonus then in effect, (iii) up to twelve months of COBRA coverage, and (iv) twelve months of accelerated vesting for any unvested equity awards, unless the qualifying termination occurs during a change of control of the Company, in which case 100% of any unvested awards shall vest.
Mr. Doerr entered into a Change of Control and Severance Agreement with the Company in January 2022. It is expected that from time to time the Company will consider the possibility of an acquisition by another company or other change in control. We recognize that such consideration can be a distraction to our named executive officers and can cause them to consider alternative employment opportunities. We believe that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change in control to secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control, provide such individuals with an incentive to continue employment and motivate them to maximize our value upon a change in control for the benefit of stockholders, and provide such individuals with enhanced financial security. The Change of Control and Severance Agreement, and the potential severance benefits payable thereunder to our named executive officers under specified circumstances, do not affect the Compensation Committee’s decisions regarding other elements of compensation. Mr. Doerr’s Change of Control and Severance Agreement provides for the following severance arrangements, among other things, if Mr. Doerr's employment with the Company is terminated under certain circumstances during the first three years following the commencement of his employment with the Company or during any additional agreed to period thereafter: (i) 50% of his base salary then in effect, (ii) 50% of his annual or annualized target bonus then in effect, (iii) up to six months of COBRA coverage, and (iv) six months of accelerated vesting for any unvested equity awards, unless the qualifying termination occurs during a change of control of the Company, in which case 100% of any unvested awards shall vest.
Definitions of “Cause” and “Good Reason”
For the purposes of the Change of Control and Severance Agreements, the following definitions generally apply:
“Cause” means any one or more of the following:
(i)    any act or omission by Executive that constitutes malfeasance, dishonesty or fraud in the course of employment of Executive;
(ii)    any material breach by Executive of the covenants provided for in this Agreement, including without limitation the covenants of Executive set forth in the Employment Agreement;
(iii)    the repeated and demonstrated failure on the part of Executive to perform the duties and responsibilities of the position of Executive;
(iv)    the failure of Executive to comply with reasonable instructions given by the Company;
(v)    insubordination of Executive;
(vi)    any other act or omission (or series thereof) which constitutes "just cause" for termination of the employment of Executive under the common law or employment standards legislation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers at December 31, 2022.

Name	Grant Date (1)	Vesting Commencement Date (2)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (4)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)
Mark Doerr	1/10/2022	1/10/2022	—	1,173,127	$1.24	1/10/2032	846,775	$253,863	—	$—
Ramona Seabaugh	9/20/2021	9/20/2021	57,795	127,117	$3.19	9/20/2031	67,920	$20,362	—	$—
	2/9/2022	2/9/2022	—	25,000	$1.38	2/9/2032	25,000	$7,495	—	$—
	3/16/2022	3/16/2022	—	60,000	$0.83	3/16/2032	60,000	$17,988	—	$—
Steven Hess (5)	4/8/2022	4/8/2022	—	131,000	$1.96	4/8/2032	131,000	$39,724	—	$—
Robert McClune (6)	4/8/2022	4/8/2022	—	82,250	$1.96	4/8/2032	82,250	$24,659	—	$—
_______________
(1)     Each of the outstanding stock options was granted pursuant to our MedAvail Holdings, Inc. 2020 Equity Incentive Plan, and 2022 Inducement Equity Incentive Plan.
(2)     Each of the option grants, other than the grant dated September 20, 2021, 1/4th of the total shares subject to the option vest upon the one year anniversary of the grant date and 1/48th of the total shares subject to the option vest each month thereafter. With respect to option grants dated as of September 20, 2021, vest ratably over four years in monthly installments such that 1/48th of the option grant vests each month.
(3)     This column represents the fair market value of our common stock on the date of grant, as determined by our board of directors.
(4)     Each of the restricted stock unit awards vest ratably over three years in monthly segment such that 1/36th of the award vests each month.
(5)     Mr. Hess separated from us on February 17, 2023.
(6)    Mr. McClune separated from us on January 25, 2023.

Equity Compensation Plan Information
Our 2012 MedAvail Stock Option Plan (the "2012 Plan), 2018 MedAvail Equity Incentive Plan (the "2018 Plan) and 2020 Plan have been approved by our stockholders. Our 2022 Inducement Equity Incentive Plan has not been approved by our stockholders and is not subject to stockholder approval. The following table provides information as of December 31, 2022, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3)	(Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)(2)	5,478,235	$1.95	7,579,152
2022 Inducement Equity Incentive Plan	1,298,060	$1.49	1,088,719
Total	6,776,295	$1.88	8,667,871
_________________
(1)     Includes the following plans: 2018 Plan, the 2012 Plan, the 2020 Plan and the 2020 Employee Stock Purchase Plan (the “2020 ESPP”). Our 2020 Plan provides that on January 1st of each fiscal year commencing in 2021 and ending on (and including) 2031, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of (i) 5,000,000 shares; (ii) 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as our board of directors may determine. Our 2020 ESPP provides that on January 1st of each fiscal year commencing in 2021 and ending on (and including) 2031, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of (i) 1,000,000 shares; (ii) 1% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine.
(2)     In connection with the a prior merger, we assumed the 2018 Plan and the 2020 Plan from MedAvail Subsidiary, pursuant to which MedAvail Subsidiary had issued equity awards to employees, directors, and consultants. Upon the closing of the merger, those awards became exercisable for shares of our common stock.
(3)     The weighted average exercise price relates solely to outstanding stock option shares.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Glen Stettin, M.D. (Chairperson)
Michael Kramer
Laurie McGraw

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 7, 2023 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 80,485,223 shares of our common stock outstanding as of April 7, 2023. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 7, 2023. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o MedAvail Holdings, Inc., 4720 East Cotton Gin Loop, Suite 220, Phoenix, Arizona, 85040. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Beneficial Ownership as of April 7, 2023
	Number of Shares	Percentage
5% and Greater Stockholders
Entities affiliated with Redmile Group, LLC (8)	34,604,516	43.0%
Investment funds associated with Ally Bridge Group (9)	20,924,377	26.0%
Alyeska Master Fund, L.P. (10)	6,576,008	8.2%
Named Executive Officers and Directors
Mark Doerr (1)	555,303	*
Ramona Seabaugh (2)	109,963	*
Rob Faulkner	100,000	*
Gerald Gradwell (3)	234,253	*
Paul Johnson (4)	86,372	*
Michael Kramer (5)	32,603	*
Laurie McGraw (6)	86,372	*
Glen Stettin, M.D. (7)	32,603	*
All directors and executive officers as a group (8 persons)	1,237,469	1.5%
_________________
*Represents ownership of less than 1%.
(1)    The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Mr. Doerr consists of (i) 108,701 shares of Common Stock and (ii) vested options to purchase 366,602 shares of Common Stock that are exercisable within 60 days of April 7, 2023.
(2)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Ms. Seabaugh consists of (i) 18,319 shares of Common Stock and (ii) vested options to purchase 91,644 shares of Common Stock that are exercisable within 60 days of April 7, 2023.
(3)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Mr. Gradwell consists of vested options to purchase 32,603 shares of Common Stock that are exercisable within 60 days of April 7, 2023 and warrants exercisable within 60 days of April 7, 2023 to purchase 201,650 shares of Common Stock held by Dowth International Limited. Mr. Gradwell resigned from our Board of Directors effective May 1, 2023.
(4)    The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Mr. Johnson consists of vested options to purchase 86,372 shares of Common Stock that are exercisable within 60 days of April 7, 2023.
(5)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Mr. Kramer consists of vested options to purchase 32,603 shares of Common Stock that are exercisable within 60 days of April 7, 2023.
(6)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Ms. McGraw consists of vested options to purchase 86,372 shares of Common Stock that are exercisable within 60 days of April 7, 2023.
(7)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Dr. Stettin consists of vested options to purchase 36,603 shares of Common Stock that are exercisable within 60 days of April 7, 2023.
(8)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by entities affiliated with Redmile Group, LLC ("Redmile") is comprised of the following: (i) 3,975,012 shares of Common Stock and warrants exercisable within 60 days of April 7, 2023 to purchase 1,250,158 shares of Common Stock held by Redmile Capital Fund, L.P., (ii) 1,129,184 shares of Common Stock and warrants exercisable within 60 days of April 7, 2023 to purchase 343,973 shares of Common Stock held by Redmile Capital Offshore Master Fund, Ltd., (iii) 1,803,559 shares of Common Stock held by Redmile Capital Offshore II Master Fund, Ltd., (iv) 3,339,142shares of Common Stock and warrants exercisable within 60 days of April 7, 2023 to purchase 755,146 shares of Common Stock held by Redmile Strategic Master Fund, LP, (v) 1,595,777 shares of Common Stock and warrants exercisable within 60 days of April 8, 2022 to purchase 82,789 shares of Common Stock held by Redmile Private Investments I, L.P., (vi) 1,187,939 shares of Common Stock and warrants exercisable within 60 days of April 7, 2023 to purchase 2 shares of Common Stock held by Redmile Private Investments I Affiliates, L.P., (vii) 270,384 shares of Common Stock and warrant exercisable within 60 days of April 7, 2023 to purchase 27,037 shares of Common Stock held by RAF, L.P., (viii) 2,205,723 shares of Common Stock held by RedCo I, L.P., and (ix) 19,097,796 shares of Common Stock and warrants exercisable within 60 days of April 7, 2023 to purchase 22,118,426 shares of Common Stock held by RedCo II Master Fund, L.P. Redmile is the investment manager/adviser to each of the private investment vehicles and separately managed accounts listed in items (i) through (ix) (collectively, the “Redmile Funds”) and, in such capacity, exercises sole voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. Rob Faulkner is a Managing Director of Redmile and serves as the Chairperson of our Board. The address for the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.
(9)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by entities affiliated with Ally Bridge Group is comprised of the following: (i) ABG WTT-MedAvail Limited is the record holder of 15,029,480 shares of Common Stock and may be deemed the beneficial owner of 7,773,945 shares of Common Stock subject to warrants that are exercisable within 60 days of April 7, 2023; and (ii) Ally Bridge MedAlpha Master Fund L.P. is the record holder of 5,894,897 shares of Common Stock and may be deemed the beneficial owner of 1,798,782 shares of Common Stock subject to warrants that are exercisable within 60 days of April 7, 2023.
(10)     The aggregate amount of shares of Common Stock that may be deemed beneficially owned by Alyeska Master Fund, L.P. is comprised of the following: 5,894,897 shares of common Stock, and 4,770,267 shares of Common Stock subject to warrants that are exercisable within 60 days of April 7, 2023.

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
2023 Private Placement to Entities affiliated with Redmile Group and Ally Bridge Group
On March 9, 2023, the Company entered into the Purchase Agreement with the purchasers set forth on the signature pages thereto. Pursuant to the Purchase Agreement and the Private Placement, the Company agreed to issue and sell to the purchasers in the Private Placement, (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 49,813,198 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price per Pre-Funded Warrant equal to $0.3212; and (ii) cash warrants (the “Series A Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 49,813,198 shares of Common Stock (the “Series A Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) at an exercise price per Series A Warrant of $0.385440. The closing of the 2023 Private Placement, pursuant to which the Company received $16,000,000 million in gross proceeds before deducting financial advisor fees and other offering expenses, occurred on March 13, 2023, following the satisfaction of customary closing conditions. The Purchase Agreement has certain provisions obligating the purchasers thereto to vote in favor of, among other matters, approving the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the 2023 Private Placement and the issuance of the Series A Warrants and underlying Series A Warrant Shares, as well as voting in favor of a reverse stock split of the Company’s Common Stock, as set forth in further detail in the Purchase Agreement.
The following table sets forth the names of our directors, executive officers and holders of more than 5% of our outstanding common stock and their affiliates who participated in the 2023 Private Placement.

Name	Pre-Funded Warrant Shares	Shares of MedAvail Common Stock Subject to Series A Warrants (upon issuance)	Total Purchase Price
Investment funds associated with Ally Bridge Group	7,783,311	7,783,311	$2,499,999.50
Entities affiliated with Redmile Group, LLC	38,916,562	38,916,562	$12,499,999.71
Alyeska Master Fund, L.P.	3,113,325	3,113,325	$999,999.99

2022 Private Placement to Entities affiliated with Redmile Group and Ally Bridge Group
On March 30, 2022, the Company entered into a Securities Purchase Agreement (the “2022 Purchase Agreement”) with the purchasers set forth on the signature pages thereto. Pursuant to the 2022 Purchase Agreement, the Company agreed to issue and sell to the purchasers in a private placement (the “2022 Private Placement”), up to 47,058,820 shares (the “2022 Shares”) of Common Stock, and to issue warrants (the “2022 Warrants”) to purchase up to 23,529,408 shares of Common Stock (the “2022 Warrant Shares”). The 2022 Shares were sold at a price per share of $1.0625 for aggregate gross proceeds of approximately $50,000,000 following the consummation of all closings under the 2022 Purchase Agreement. The closings for the 2022 Private Placement occurred on April 4, 2022 and July 1, 2022, pursuant to which the Company received $50 million in gross proceeds from the 2022 Private Placement before deducting placement agent commissions and other offering expenses.
Each purchaser in the 2022 Private Placement was also issued a 2022 Warrant to purchase that number of 2022 Warrant Shares equal to 50% of the number of 2022 Shares purchased under the 2022 Purchase Agreement by such Investor. The 2022 Warrants will have a per share exercise price of $1.25 and will be exercisable by the holder at any time on or after the issuance date of the 2022 Warrant for a period of five years. In addition, the 2022 Warrant terms provide the Company with a call option to force the 2022 Warrant holders to exercise up to two-thirds of the warrant shares subject to each 2022 Warrant, with one-third of the 2022 Warrant Shares being callable beginning on each of the 12 month and 24 month anniversaries of the 2022 Warrant issuance dates, in each case until the expiration of the 2022 Warrants, and subject to the satisfaction of certain pricing conditions relating to the trading of the Company’s shares. If all 2022 Warrants that were sold and issued in the 2022 Private Placement following the completion of all closings are fully exercised, then the Company would receive gross proceeds of approximately $29.4 million. The 2022 Purchase Agreement also has certain provisions obligating the purchasers thereto to vote in favor of, among other matters, amending the Company’s certificate of incorporation in order to increase the authorized number of shares of Common Stock, as set forth in further detail in the 2022 Purchase Agreement.
The following table sets forth the names of our directors, executive officers and holders of more than 5% of our outstanding common stock and their affiliates who participated in the 2022 Private Placement.

Name	Shares of MedAvail Common Stock Purchased	Shares of MedAvail Common Stock Subject to 2022 Warrants	Total Purchase Price
Investment funds associated with Ally Bridge Group	14,117,646	7,058,822	$14,999,999
Entities affiliated with Redmile Group, LLC	23,529,411	11,764,702	$24,999,999
Alyeska Master Fund, L.P.	7,529,411	3,764,705	$7,999,999

Stockholder Agreements
In March 2023, MedAvail entered into that certain Registration Rights Agreement, dated as of March 9, 2023, by and between MedAvail and certain holders of its Common Stock. In March 2022, MedAvail entered into that certain Registration Rights Agreement, dated as of March 30, 2022, by and between MedAvail and certain holders of its Common Stock. Such agreements provide for, among other things, registration rights of capital stock held by the stockholders who are parties thereto. The following directors, executive officers and holders of more than 5% of our outstanding common stock and their affiliates are parties to these agreements:
1.Entities affiliated with Redmile Group, LLC
2.Entities affiliated with Ally Bridge Group
3.Entities affiliated Alyeska Master Fund, L.P.
In the event that we are unable to register the shares that are subject to the Rights Agreement within the time periods set forth therein, the holders of such securities are entitled to liquidated damages from the Company.
In November 2020 and March 2022, Ally Bridge Group and certain of its affiliates (“Ally Bridge Group Purchasers”) irrevocably appointed as their proxy and attorney-in-fact the Company and any person designated in writing by the Company to vote, in connection with any matters with respect to which stockholders of the Company cast votes of shares of Common Stock during such period, any and all shares of Common Stock held by the Ally Bridge Group Purchasers that represent more than 9.99% of the consolidated voting power of all issued and outstanding shares of Common Stock held by all stockholders of the Company entitled to vote on such matters.

Executive Employment Agreements
We have entered into employment arrangements with certain current and former executive officers. See “Executive Compensation—Executive Employment Letters.”

Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Additionally, we will continue to fulfill and honor in all respects the obligations of our predecessor company, MYOS RENS Technology, Inc. (“MYOS”) which existed prior to our reverse merger with MedAvail Subsidiary (the “Merger”), to indemnify MYOS’s former directors and officers and their heirs, executors and assigns. Following the Merger, any provisions relating to the indemnification and elimination of liability for monetary damages set forth in the articles of incorporation or bylaws of MYOS, as amended, will not be amended, repealed or otherwise modified for a period of six (6) years from the Merger in any manner that would adversely affect the rights thereunder of individuals who, at the time of the Merger, were directors, officers, employees or agents of MYOS.

Policies and Procedures for Related Party Transactions
Our board of directors has approved a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration and approval by our board of directors.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2022, all of our officers, directors and greater than 10% beneficial owners have complied with Section 16(a) filing requirements on a timely basis.

Fiscal Year 2022 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at www.medavail.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to MedAvail Holdings, Inc., Attention: Investor Relations, 4720 East Cotton Gin Loop, Suite 220, Phoenix, Arizona, 85040.
*    *    *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By Order of the Board of Directors,
/s/ Mark Doerr
Chief Executive Officer Phoenix, Arizona May 1, 2023

Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MEDAVAIL HOLDINGS, INC.

MedaVail Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is MedAvail Holdings, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware under the name “MYOS RENS Technology Inc.” and became effective as of November 18, 2020.

2. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and have been duly approved by the consent of the stockholders of the Company in accordance with Section 211 of the DGCL.

3. On [•], 202[•], the Board of Directors of the Corporation (or a duly authorized committee thereof) determined that each [•] shares of the Corporation's Common Stock, par value $0.0001 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.0001 per share. The Corporation publicly announced this ratio on [•], 202[•].

4. The following amendment to the Amended and Restated Certificate of Incorporation shall be effective on [], 2023, and the effective time shall be 12:01 a.m., Eastern Time.

5. Section 1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“Effective immediately upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), each thirty to eighty shares of Common Stock of the Company, par value $0.001 per share, that are issued and outstanding or held in treasury on the Effective Time shall be reverse split and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Company, par value $0.001 per share, with the exact ratio within the thirty to eighty range to be determined by the Board of Directors of the Corporation (or a duly authorized committee thereof) prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically without any further action by the Corporation or by the holders of the shares affected thereby and whether or not the certificates representing such shares immediately prior to the Effective Time (the “Old Certificates”) are surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation. No fractional shares shall be issued upon the exchange and subdivision. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive their pro rata portion of the net proceeds obtained from the aggregation and sale by the exchange agent of the fractional shares resulting from the Reverse Stock Split (reduced by any customary brokerage fees, commissions and other expenses). The disposition of fractional share interests shall be effected by the Corporation by having (x) the exchange agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests on the basis of the relative fractional interests held by stockholders as a result of the Reverse Stock Split. Following the Effective Time, each Old Certificate shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and exchanged, subject to the elimination of fractional share interests as described above, until such time as such Old Certificate has been surrendered to the Corporation.

After giving effect to the Reverse Stock Split, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is Three Hundred Ten Million (310,000,000) shares, consisting of Three Hundred Million (300,000,000) shares of Common Stock, having a par value of $0.001 (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).”

MEDAVAIL HOLDINGS, INC.
6665 MILLCREEK DR., UNIT 1
MISSISSAUGA, ONTARIO, CANADA
L5N 5M4

V14299-P90969

Your **Vote** Counts!

MEDAVAIL HOLDINGS, INC.

2023 Annual Meeting
Vote by June 13, 2023
11:59 PM ET

You invested in MEDAVAIL HOLDINGS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 14, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 31, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 14, 2023
11:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/MDVL2023

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

MedAvail

MEDAVAIL HOLDINGS, INC.
6665 MILLCREEK DR., UNIT 1
MISSISSAUGA, ONTARIO, CANADA
L5N 5M4

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MDVL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14296-P90969 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

MEDAVAIL HOLDINGS, INC.

The Board of Directors recommends you vote "FOR" the following proposal:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Faulkner
02) Glen Stettin, M.D.
03) Michael Kramer

The Board of Directors recommends you vote "FOR" proposals 2, 3, and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V14297-P90969

MEDAVAIL HOLDINGS, INC.
Annual Meeting of Stockholders
June 14, 2023 11:00 am EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark Doerr, Chief Executive Officer, and Ramona Seabaugh, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MEDAVAIL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on June 14, 2023, virtually at www.virtualshareholdermeeting.com/MDVL2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side